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                                                                    EXHIBIT 10.1


                             CT COMMUNICATIONS, INC.
                 AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT


CT Communications, Inc., a North Carolina corporation (the "Company"), hereby grants an option to purchase shares of its common stock, (the "Stock") to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Company's Amended and Restated 2001 Stock Incentive Plan (the "Plan").

Grant Date:  __________________, 2004

Name of Optionee:  _________________________________________________

Optionee's Social Security Number:   _____-____-_____

Number of Shares Covered by Option:  ______________

Option Price per Share:  $_____.___

Vesting Start Date: _________________, ____

         BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE ATTACHED AGREEMENT AND IN THE PLAN, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY'S HUMAN RESOURCES DEPARTMENT UPON REQUEST. YOU ACKNOWLEDGE THAT YOU HAVE CAREFULLY REVIEWED THE PLAN, AND AGREE THAT THE PLAN WILL CONTROL IN THE EVENT ANY PROVISION OF THIS AGREEMENT SHOULD APPEAR TO BE INCONSISTENT.


Optionee:
            --------------------------------------------------------------------
                                        (Signature)

Company:
            --------------------------------------------------------------------
                                        (Signature)

            Title:
                    ------------------------------------------------------------


Attachment

           This is not a stock certificate or a negotiable instrument.



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                             CT COMMUNICATIONS, INC.
                 AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT


NON-QUALIFIED STOCK        This option is not intended to be an incentive stock
OPTION                     option under Section 422 of the Internal Revenue Code
                           and will be interpreted accordingly.

VESTING This option is only exercisable before it expires and then only with respect to the vested portion of the option. Subject to the preceding sentence, you may exercise this option, in whole or in part, to purchase a whole number of vested shares not less than 100 shares, unless the number of shares purchased is the total number available for purchase under the option, by following the procedures set forth in the Plan and below in this Agreement.

                           Your right to purchase shares of Stock under this option vests as to one-fourth (1/4) of the total number of shares covered by this option, as shown on the cover sheet, on each of the first four (4) one year anniversaries of the Vesting Start Date, provided you continue in Service on the relevant anniversary date. The resulting aggregate number of vested shares will be rounded to the nearest whole number, and you cannot vest in more than the number of shares covered by this option.

                           No additional shares of Stock will vest after your Service has terminated for any reason.

TERM Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet. Your option will expire earlier if your Service terminates, as described below.

REGULAR TERMINATION        If your Service terminates for any reason, other than
                           death, Disability or Retirement, then the unvested portion of your option will expire immediately and the vested portion of your option will expire at the close of business at Company headquarters on the 90th day after your termination date.



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DEATH, OR DISABILITY,      If your Service terminates because of your death,
RETIREMENT                 Disability, or Retirement (as defined below), then
                           your option will become 100% vested on your date of termination of Service and will expire at the close of business at Company headquarters on the date twenty four (24) months after the date of your termination of Service. During that twenty four month period, you, or your estate or heirs in the case of your death, may exercise your option. Notwithstanding the foregoing, in no event may your option be exercised on or after the 10th anniversary of the Grant Date. For purposes of this Agreement,
                           "Retirement" means a termination of Service determined by the Board in its sole discretion to be a "Retirement."

LEAVES OF ABSENCE          For purposes of this option, your Service does not
                           terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued
                           Service crediting is required by applicable law.
                           However, your Service will be treated as terminating
                           90 days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

                           The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

NOTICE OF EXERCISE         When you wish to exercise this option, you must
                           follow the procedures establishes by the Company and its agent including filing the proper "Notice of Election to Exercise Stock Option" form at the address given on the form. If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

FORM OF PAYMENT            When you submit your notice of exercise, you must
                           include payment of the option price for the shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

                           - Cash, your personal check, a cashier's check, a money order or another cash equivalent acceptable to the Company.

                           - Shares of Stock which have already been owned by you for more than six months and which are surrendered to the Company. The value of the shares, determined as of the effective date of the option exercise, will be applied to the



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                                    option price.

                           - By delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate option price and any withholding taxes.

WITHHOLDING TAXES          You will not be allowed to exercise this option
                           unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or sale of Stock acquired under this option. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.

TRANSFER OF OPTION         During your lifetime, only you (or, in the event of
                           your legal incapacity or incompetency, your guardian or legal representative) may exercise the option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or it may be transferred upon your death by the laws of descent and distribution.

                           Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse's interest in your option in any other way.

RETENTION RIGHTS           Neither your option nor this Agreement give you the
                           right to be retained by the Company (or any Parent, Subsidiaries or Affiliates) in any capacity. The
                           Company (and any Parent, Subsidiaries or Affiliates) reserve the right to terminate your Service at any time and for any reason.

SHAREHOLDER RIGHTS         You, or your estate or heirs, have no rights as a
                           shareholder of the Company until a certificate for your option's shares has been issued (or an appropriate book entry has been made). No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued (or an appropriate book entry has been made), except as described in the Plan.



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ADJUSTMENTS                In the event of a stock split, a stock dividend or a
                           similar change in the Stock, the number of shares covered by this option and the option price per share shall be adjusted (and rounded down to the nearest whole number) if required pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

APPLICABLE LAW             This Agreement will be interpreted and enforced under
                           the laws of the State of North Carolina, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

THE PLAN The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

                           This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.

CONSENT TO ELECTRONIC      The Company may choose to deliver certain statutory
DELIVERY                   materials relating to the Plan in electronic form. By
                           accepting this option grant you agree that the Company may deliver the Plan prospectus and the Company's annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies.
                           Please contact the Company's investor relations department to request paper copies of these documents



              BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.









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